As filed with the Securities and Exchange Commission on December 11, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OrthoPediatrics Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	26-1761833 (I.R.S. Employer Identification Number)

2850 Frontier Drive

Warsaw, IN 46582

(574) 268-6379

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark C. Throdahl

President and Chief Executive Officer

OrthoPediatrics Corp.

2850 Frontier Drive

Warsaw, IN 46582

(574) 268-6379

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeremy E. Hill Bradley C. Arnett Tonya Vachirasomboon Bingham Greenebaum Doll LLP 2700 Market Tower 10 W. Market Street Indianapolis, IN 46204 (317) 635-8900	Daniel J. Gerritzen Vice President, General Counsel and Secretary OrthoPediatrics Corp. 2850 Frontier Drive Warsaw, IN 46582 (574) 267-0842

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-228103

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.00025 par value per share	$10,650,750	$1,383

(1)	The registrant previously registered securities for a primary offering at an aggregate offering price not to exceed $100,000,000 on a Registration Statement on Form S-3 (File No. 333-228103), which was initially filed by the registrant on November 1, 2018 and declared effective on November 9, 2018 (the “Prior Registration Statement”). Of such securities, an aggregate of $46,575,000 have been sold under such Registration Statement, leaving a remaining balance of $53,425,000 as of the date of this filing. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $10,650,750 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares, representing no more than 20% of the maximum aggregate offering price of unsold securities in a primary offering under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that registered under such Registration Statements.

(2)	Calculated pursuant to Rule 457(o) of the Securities Act.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including any and all prospectus supplements and all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-3 (File No. 333-228103), which was initially filed by the registrant on November 1, 2018 and declared effective on November 9, 2018, and is being filed solely for the purpose of registering an additional $10,650,750 of the Company’s securities.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

UNDERTAKING

The registrant hereby certifies to the Securities and Exchange Commission that (i) it has instructed its bank to pay the Securities and Exchange Commission the filing fee set forth in the cover page of this Registration Statement by wire transfer of such amount to the Securities and Exchange Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on December 11, 2019); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than December 11, 2019.

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
5.1		Opinion of Bingham Greenebaum Doll LLP
23.1		Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2		Consent of Wipfli LLP, independent auditors
23.3		Consent of Bingham Greenebaum Doll LLP (included in Exhibit 5.1)
24.1	*	Power of Attorney

*	Previously filed on the signature page of the Registrant’s Registration Statement on Form S-3 (File No. 333-228103), filed with the Securities and Exchange Commission on November 1, 2018, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on this 11th day of December, 2019.

ORTHOPEDIATRICS CORP.

By:	/s/ Mark C. Throdahl
Mark C. Throdahl
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark C. Throdahl	President and Chief Executive Officer	December 11, 2019
Mark C. Throdahl	(Principal Executive Officer)

/s/ Fred L. Hite	Chief Financial Officer	December 11, 2019
Fred L. Hite	(Principal Financial and Accounting Officer)

*	Chairman of the Board	December 11, 2019
Terry D. Schlotterback

*	Director	December 11, 2019
Bernie B. Berry, III

*	Director	December 11, 2019
Stephen F. Burns

*	Director	December 11, 2019
Bryan W. Hughes

*	Director	December 11, 2019
Marie C. Infante

*	Director	December 11, 2019
David R. Pelizzon

*	Director	December 11, 2019
Samuel D. Riccitelli

*	Director	December 11, 2019
Harald Ruf

*	Director	December 11, 2019
Kevin L. Unger

* Pursuant to power of attorney

By:	/s/ Fred L. Hite
Fred L. Hite, Attorney-in-fact

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